AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE ("Amendment"), is entered into as of March 20, 2009, by and between Scottrade, Inc. [or other acquisition entity], ("Landlord"), as successor in interest as landlord to Duke Realty Limited Partnership ("Duke") and Edward D. Jones & Co., L.P. ("Tenant").

WHEREAS, Duke, as landlord and Tenant entered into that certain Office Lease Agreement, dated June 8, 1999 (the "Lease") for certain leased premises as described therein having an address of 700 Maryville Centre Drive (the "Leased Premises"), in St. Louis County, Missouri; and

WHEREAS, Landlord as of the date hereof has purchased the property of which the Leased Premises are a part from Duke and Duke has assigned its interest in the Lease to Landlord, as a part of that sale; and

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein, effective as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Lease Deletions: The parties confirm that the following Sections of the Lease are hereby deleted in their entirety and removed from the Lease, the same as if such Sections had not been included in the Lease when originally executed between Tenant and Duke:

i) Section 16.18. Tenant's Option to Purchase;
ii) Section 16.19. Tenant's Right of First Refusal to Purchase;
iii) Section 16.21. Tenant's Right of First Offer for Additional Space;
iv) Section 16.22. Tenant's Right of First Offer for Lot 1 Building; and
v) Section 16.23. Landlord's Right of First Refusal.

2. Extension of Lease. Section 16.20 of the Lease is hereby deleted in its entirety and in its place, the parties agree to the following:

Extension of Original Term of Lease. Notwithstanding any prior exercise by Tenant of an option to extend the Lease Term beyond the Original Term, or other Lease extension agreement with Duke, which Tenant may have entered into with Duke when Duke was the landlord under the Lease prior to Landlord's purchase of the Property from Duke, the parties agree that the following shall supersede, amend and restate any prior amendment to the Lease extending the Lease beyond the Original Term, as follows:

The parties ratify and confirm the extension of the Original Term of the Lease for a period of four (4) years through and including February 28, 2014 (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except the Minimum Annual Rental for the Extension Term shall be equal to the Minimum Annual Rental for the last year of the Original Term.

3. Tenant Early Termination Right. Tenant shall have the right to terminate this Lease and the Extension Term for any period after March 1, 2011, by providing Landlord with at least twelve (12) months prior written notice of such intended early Lease termination, given at any time on or after March 1, 2010 (being one year's prior notice before the earliest possible termination date of March 1, 2011 for this Lease).

4. Section 2.03. Surrender of Premises. Section 2.03 of the Lease is hereby deleted in its entirety and replaced with the following:

Section 2.03. Surrender of Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, ordinary wear and tear and Tenant improvements and damage from casualty excepted. Tenant shall remove its personal property, furniture and computer equipment, excluding wiring and cabling in the Leased Premises, at its sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal. Tenant shall have no obligation at the end of the Lease Term to remove (or reimburse Landlord for the cost of removal) any walls, permanent (as opposed to modular) partitions, floor coverings, wiring or cabling in the Leased Premises and the same may remain "as is, where is, with all faults." Except for those improvements described in the preceding sentence, all Tenant property which is not removed within twenty (20) days following Landlord's written demand therefore shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. The provisions of this Section shall survive the expiration or other termination of this Lease.

5. Section 16.14 Parking. Tenant waives any rights under the second paragraph of Section 16.14 (which begins "Landlord shall construct and prepare ... "), to require Landlord to construct any additional partial deck on the Parking Structure and such obligation is hereby deleted as an obligation of Landlord under the Lease.

6. Section 16.17 Emergency Power. The following sentence is added to the end of Section 16.17:

"Tenant agrees that upon termination of this Lease, the on site back-up electrical generator(s) servicing the Leased Premises which were installed by Tenant, and all related or ancillary installations or improvements pertaining to the operation or utilization of the same, shall be left in place by Tenant and shall become the sole property of Landlord, but with no warranty as to condition, fitness or utility, the same being left "as is, where is, with all faults."

7. Amended Memorandum of Lease. Landlord shall prepare, and the parties shall execute upon execution of this Amendment, an Amended and Restated Memorandum of Lease in recordable form, that reflects the changes to the Lease implemented by this Amendment. The same shall be recorded by Landlord at its expense.

8. Confirmation of Satisfaction of Landlord and Tenant Obligations. Tenant confirms that as of the date of this Amendment, Landlord has satisfied and Tenant has no claim for any obligation of Landlord owed Tenant under the Lease. Landlord confirms that as of the date of this Amendment, Tenant has satisfied and Landlord has no claim for any obligation of Tenant owed to Landlord under the Lease. Tenant and Landlord confirm that the Commencement Date of the Original Term was March 1, 2000 and the Original Term will expire on February 28, 2010, subject to extension by Tenant as provided in Section 2 above.

9. Management Fee. Section 3.02(b) of the Lease is hereby revised to provide that the Management Fee for the Extension Term shall be $1.25 per rentable square foot per year.

10. Fiber Optic Easement. Landlord agrees to grant to Tenant a perpetual easement, 20 feet in width, for Tenant's fiber optic loop in the location depicted on Exhibit 1 attached hereto described as beginning at "Hand Hole 10" to and including, "Hand Hole 10A", if included in real property owned or controlled by Landlord, including control by virtue of Landlord's position as Trustee of Maryville Centre (if acting in said capacity) and to assist and cooperate with Tenant in securing such easement if Landlord does not own or control the said easement area. Said fiber optic cable easement is a portion of the fiber optic cable referred to in Section 16.16 of the Lease and is required for operations of Tenant's other campuses.

11. Ratification. Except as modified by this Amendment, the provisions of the Lease remain in full force and effect, and, as modified herein, the Lease is ratified and confirmed.

12. Counterparts. This Amendment may be executed in one or more counterparts, each of which will constitute an original. This Amendment may also be signed by pdf electronic signatures or by facsimile signatures, either of which shall be deemed the same as an original, as if this Amendment contained original signatures of the parties.

13. Defined Terms. Defined terms used herein, but not defined herein, shall have the same meaning as those terms defined and used in the Lease, provided that in the event of any inconsistency between this Amendment and the Lease, the terms of this Amendment shall control.

[Signatures begin on next page]

Signature page to First Amendment to Lease – 700 Maryville Centre Drive

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first above written.

LESSOR:

Scottrade, Inc

By: ______________________
Name: RODGER O. RINEY
Title: PRESIDENT

LESSEE:

Edward D. Jones & Co., L.P.

By: ______________________
Name: ______________________
Title: ______________________

Signature page to First Amendment to Lease - 700 Maryville Centre Drive

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first above written.

LESSEE:

Edward D. Jones & Co., L.P.

By: /s/ Kevin Bastien

Name: Kevin Bastien

Title: CFO

Exhibit 1


MC 550 MAN Fiber Relocation
January 17, 2008
MC700 Parking Garage
MC700
HH8
HH7
HH6H
HH6G
MC520 Parking Garage
North Outer Forty
I-64/40
South Outer Forty
Delmar Gardens
Maryville Centre Drive
IBM
HH10
Maryville University Drive
HH10A
Highway 141 / Woodsmill Road
Not To

1092593.2